Exhibit 4.3

EH Holding Corporation

$2,000,000,000
$1,100,000,000 6½% Senior Secured Notes due 2019
$900,000,000 7 5/8% Senior Notes due 2021

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of June 1, 2011 by and among EH Holding Corporation, a Colorado corporation (the “Company”), the Guarantors named in the Purchase Agreement (as defined below) (the “Guarantors”), and Deutsche Bank Securities Inc. (the “Purchaser”), who have agreed to purchase $1,100,000,000 aggregate principal amount of the Company’s 6½% Senior Secured Notes due 2019 (the “Secured Notes”) and $900,000,000 aggregate principal amount of the Company’s 7 5/8% Senior Notes due 2021 (the “Unsecured Notes” and, together with the Secured Notes, the “Notes”) upon the terms and conditions set forth in the Purchase Agreement, dated as of May 17, 2011 (the “Purchase Agreement”), among the Company, the Guarantors and the Purchaser, and after giving effect to the joinder agreement thereto, the Hughes Guarantors (as defined in the Purchase Agreement).  On the Merger Date (as defined in the Purchase Agreement), the Hughes Guarantors will execute a joinder agreement in the form of Exhibit A hereto (the “Joinder Agreement”) pursuant to which the Hughes Guarantors will become party to this Agreement.

This Agreement is made pursuant to the Purchase Agreement.  As an inducement to the Purchaser to purchase the Notes, the Company has agreed to provide the registration rights set forth in this Agreement.  The execution and delivery of this Agreement is a condition to the obligations of the Purchaser under the Purchase Agreement.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indentures, of even date herewith, among the Company, the Guarantors and Wells Fargo Bank, National Association, as Trustee, relating to the Secured Notes (the “Secured Indenture”) and the Unsecured Notes (the “Unsecured Indenture” and, together with the Secured Indenture, the “Indentures”).

The parties hereby agree as follows:

SECTION 1.        DEFINITIONS

As used in this Agreement, the following defined terms shall have the following meanings:

“Affiliate”:  As defined in Rule 144(a)(1) under the Securities Act.

“Broker-Dealer”:  Any broker or dealer registered as such under the Exchange Act.

“Business Day”:  Any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York or the State of Colorado are authorized or required by law or executive order to close.

“Commission”:  The Securities and Exchange Commission, or any other federal agency at any time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

“Consummate”:  The Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the

Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer, (ii) the maintenance of such Exchange Offer continuously effective and the keeping of the Exchange Offer open for a period not less than the period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Company to the Registrar under the Indentures, Exchange Notes in the same aggregate principal amount as the aggregate principal amount of the Notes that were tendered by Holders thereof pursuant to the Exchange Offer.

“Consummation Deadline”:  As defined in Section 3(b) hereof.

“Effectiveness Deadline”:  As defined in Section 3(a) hereof.

“Escrow Release Date”:  The date the proceeds of the Notes offering is released from escrow.

“Exchange Act”:  The Securities Exchange Act of 1934, as amended.

“Exchange Notes”:  The Company’s 6½% Senior Secured Notes due 2019 and the 7 5/8% Senior Notes due 2021 guaranteed by the Guarantors to the same extent as the Notes, to be issued pursuant to the applicable Indenture: (i) in the Exchange Offer or (ii) as contemplated by Section 6 hereof.

“Exchange Offer”:  The exchange and issuance by the Company of a principal amount of Exchange Notes (which shall be registered, pursuant to the Exchange Offer Registration Statement) equal to the outstanding principal amount of Notes that are tendered by such Holders in connection with such exchange and issuance.

“Exchange Offer Registration Statement”:  A Registration Statement relating to the Exchange Offer, including the related Prospectus.

“FINRA”:  Financial Industry Regulatory Authority.

“Free Writing Prospectus” means each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the sale of the Notes or the Exchange Notes.

“Holders”:  As defined in Section 2 hereof.

“Issuer Information” shall have the meaning set forth in Section 8(a) hereof.

“Prospectus”:  The prospectus included in a Registration Statement at the same time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

“Recommencement Date”:  As defined in Section 6(d) hereof.

“Registration Default”:  As defined in Section 5 hereof.

“Registration Statement”:  Any registration statement of the Company relating to (a) an offering of Exchange Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case, that is filed pursuant to the provisions of this Agreement, including the Prospectus included therein, all amendments and supplements thereto

(including post-effective amendments) and all exhibits and material incorporated by reference therein.

“Regulation S”:  Regulation S promulgated under the Securities Act.

“Rule 144”:  Rule 144 promulgated under the Securities Act.

“Securities Act”:  The Securities Act of 1933, as amended.

“Shelf Effectiveness Deadline”: As defined in Section 4(a) hereof.

“Shelf Filing Deadline”: As defined in Section 4(a) hereof.

“Shelf Registration Statement”:  As defined in Section 4(a) hereof.

“Suspension Notice”:  As defined in Section 6(d) hereof.

“TIA”:  The Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indentures.

“Transfer Restricted Securities”:  Each Note, until the earliest to occur of (a) the date on which such Note is exchanged in an Exchange Offer for an Exchange Note which is entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (b) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement and (c) the date on which such Note is distributed to the public by a Broker-Dealer pursuant to the “Plan of Distribution” contemplated by the Exchange Offer Registration Statement (including the delivery of the Prospectus contained therein).

“Underwritten Registration or Underwritten Offering”:  A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

SECTION 2.        HOLDERS

A person is deemed to be a holder of Transfer Restricted Securities (each, a “Holder” and, collectively, the “Holders”) whenever such Person owns Transfer Restricted Securities.

SECTION 3.        REGISTERED EXCHANGE OFFER

(a)           Unless the Company determines, after consultation with counsel, either (x) that an Exchange Offer with respect to the Notes is not permitted by applicable law or Commission policy or (y) that such an Exchange Offer is not effective to make Exchange Notes freely tradeable to the extent contemplated hereby under applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with), the Company shall:  (i) cause an Exchange Offer Registration Statement to be filed with the Commission and use its reasonable best efforts to cause such Exchange Offer Registration Statement to become effective no later than 365 days after the Escrow Release Date (or if such 365th day is not a Business Day, the next succeeding Business Day) (such 365th day or the next succeeding Business Day being the “Effectiveness Deadline”), (ii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may reasonably be necessary in order to cause it to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Securities Act, and (C) cause all necessary filings, if any, in connection with the registration and qualification of the

Exchange Notes to be made under the state securities or blue sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iii) upon the effectiveness of such Exchange Offer Registration Statement, use its reasonable best efforts to commence and Consummate the Exchange Offer.  The Exchange Offer shall be on the appropriate form permitting (i) registration of the Exchange Notes to be offered in exchange for the Notes that are Transfer Restricted Securities and (ii) resales of Exchange Notes by Broker-Dealers that tendered the Exchange Notes that such Broker-Dealer acquired for its own account as a result of market-making activities or other trading activities (other than Notes acquired directly from the Company or any of its Affiliates) as contemplated by Section 3(c) below.

(b)           The Company shall use its reasonable best efforts to cause an Exchange Offer Registration Statement with respect to the Exchange Notes to be effective continuously and to keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than twenty (20) Business Days.  The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws.  No securities other than Exchange Notes shall be included in any Exchange Offer Registration Statement.  The Company shall use its reasonable best efforts to cause the Exchange Offer to be Consummated no later than the 395th day after the Escrow Release Date (or if such 395th day is not a Business Day, the next succeeding Business Day) (such 395th day or next succeeding Business Day being the “Consummation Deadline”).

(c)           The Company shall include a “Plan of Distribution” section in the Prospectus contained in each Exchange Offer Registration Statement and indicate therein that any Broker-Dealer who holds Transfer Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Notes acquired directly from the Company or any Affiliate of the Company), may exchange such Transfer Restricted Securities pursuant to the Exchange Offer.  Such “Plan of Distribution” section shall also contain all other information with respect to such sales by such Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer, except to the extent required by the Commission as a result of a change in policy, rules or regulations after the date of this Agreement.

Because such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any initial sale of any Exchange Notes received by such Broker-Dealer in the Exchange Offer, the Company shall permit the use of the Prospectus contained in each Exchange Offer Registration Statement by such Broker-Dealer to satisfy such prospectus delivery requirement.  To the extent necessary to ensure that the Prospectus contained in each Exchange Offer Registration Statement is available for sales of Exchange Notes by Brokers-Dealers, the Company shall use its reasonable best efforts to keep each Exchange Offer Registration Statement continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(a) and 6(c) hereof and in conformity with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of six months from the date on which each Exchange Offer is Consummated or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold pursuant thereto.  The Company shall provide sufficient copies of the latest version of such Prospectus to such Broker-Dealers, promptly upon request, and in no event later than two Business Days after such request, at any time during such period.

(d)           The Company represents, warrants and covenants that it (including its agents and representatives) will not prepare, make, use, authorize, approve or refer to any Free Writing Prospectus.

SECTION 4.        SHELF REGISTRATION

(a)           Shelf Registration.  If (i) the Company determines, after consultation with counsel, either (x) that an Exchange Offer is not permitted by applicable law or Commission policy or (y) that such an Exchange Offer is not effective to make Exchange Notes freely tradeable to the extent contemplated hereby under applicable law or Commission policy (after the Company has complied with the procedures set forth in Section 6(a) below) or (ii) if any Holder of Transfer Restricted Securities shall notify the Company prior to the date on which any Exchange Offer is Consummated that (A) such Holder was prohibited by applicable law or Commission policy from participating in the Exchange Offer, or (B) such Holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in such Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, other than by reason of such Holder being an Affiliate of the Company, or (C) that such Holder is a Broker-Dealer and holds Notes acquired directly from the Company or any of its Affiliates, then the Company shall:

(x)            cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”), relating to all Transfer Restricted Securities, as soon as practicable but in any event on or prior to the later of (1) ninety (90) days after the date on which the Company determines that an Exchange Offer Registration Statement cannot be filed as a result of clause (a)(i) above and (2) ninety (90) days after the date on which the Company receives notice specified in clause (a)(ii) above (such later date, the “Shelf Filing Deadline”); and

(y)           shall use its reasonable best efforts to cause such Shelf Registration Statement to become effective on or prior to the 365th day after the Shelf Filing Deadline (or if such 365th day is not a Business Day, the next succeeding Business Day) (such 365th day, the “Shelf Effectiveness Deadline”).  To the extent necessary to ensure that the Shelf Registration Statement is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a) and other securities required to be registered therein pursuant to Section 6(b)(ii) hereof, the Company shall use its reasonable best efforts to keep such Shelf Registration Statement required by this Section 4(a) continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(b) and (c) hereof and in conformity with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years (as extended pursuant to Section 6(d) hereof) following the Escrow Release Date or such shorter period as will terminate where all Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant thereto.

(b)           Provision by Holders of Certain Information in connection with the Shelf Registration Statement.  No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within twenty (20) days after receipt of a request therefor, (i) the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Securities Act, and any successor provisions, for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein and (ii) the undertaking specified in Section 8(b) hereof.  No Holder of Transfer Restricted Securities shall be entitled to liquidated damages pursuant to Section 5 hereof unless and until such Holder shall have used its reasonable best efforts to provide all such information.  Each selling Holder agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 5.        LIQUIDATED DAMAGES

If (i) the Exchange Offer Registration Statement is not declared effective by the Commission on or prior to the Effectiveness Deadline; (ii) if the Exchange Offer is not consummated on or prior to the Consummation Deadline; (iii) if obligated to file the Shelf Registration Statement and the Company fails to file the Shelf Registration Statement with the Commission on or prior to the Shelf Filing Deadline; (iv) if obligated to file a Shelf Registration Statement and the Shelf Registration Statement is not declared effective on or prior to the 365th day after the Shelf Filing Deadline; or (v) except in certain circumstances, if any Registration Statement is declared effective but thereafter (and before the second anniversary of the initial sale of the Notes) ceases to be effective or useable in connection with resales of the Transfer Restricted Securities, without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared effective, and only for such time of non-effectiveness or non-usability (each such event referred to in clauses (i) through (v), a “Registration Default”), then the Company hereby agrees to pay (and the Guarantors agree to guarantee such payments) liquidated damages to each Holder of Transfer Restricted Securities affected thereby for the first 90-day period immediately following the occurrence of such Registration Default, in an amount equal to $0.05 per week per $1,000 in principal amount of Transfer Restricted Securities held by such Holder for each week or portion thereof that the Registration Default continues.  The amount of the liquidated damages shall increase by an additional $0.05 per week per $1,000 in principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, the Transfer Restricted Securities become freely tradable without registration under the Securities Act or no Transfer Restricted Securities are outstanding, up to a maximum amount of liquidated damages of $0.25 per week per $1,000 in principal amount of Transfer Restricted Securities; provided that the Company shall in no event be required to pay liquidated damages for more than one Registration Default at any given time.  All accrued liquidated damages shall be paid to the Holders entitled thereto, in the manner provided for the payment of interest, on each Interest Payment Date, as more fully set forth in the Indentures and the Notes.  Notwithstanding anything to the contrary set forth herein, (1) upon filing of an Exchange Offer Registration Statement with respect to the Transfer Restricted Securities (and/or, if applicable, the Shelf Registration Statement), in the case of (i) and (iii) above, (2) upon Consummation of an Exchange Offer with respect to the Transfer Restricted Securities, in the case of (ii) above, (3) upon the effectiveness of an Exchange Offer Registration Statement with respect to the Transfer Restricted Securities (and/or, if applicable, the Shelf Registration Statement), in the case of (iv) above or (4) upon the filing of a post-effective amendment to a Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement with respect to the Transfer Restricted Securities (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable in the case of (v) above, the liquidated damages payable with respect to the Transfer Restricted Securities as a result of such clause (i), (ii), (iii), (iv) or (v), as applicable, shall cease.  Notwithstanding the fact that any securities for which liquidated damages are due cease to be Transfer Restricted Securities, all obligations of the Company to pay liquidated damages with respect to securities shall survive until such time as such obligations with respect to such securities shall have been satisfied in full.

SECTION 6.        REGISTRATION PROCEDURES

(a)           Exchange Offer Registration Statement.  In connection with the Exchange Offer, the Company shall (x) comply with all of the provisions of Section 6(c) below, (y) use its reasonable best efforts to effect such exchange and to permit the resale of Exchange Notes by Broker-Dealers that tendered in the Exchange Offer, Notes that such Broker-Dealer acquired for its own account as a result of its market making activities as other trading activities (other than Notes acquired directly from the Company or any of its Affiliates) being sold in accordance with the intended method or methods of distribution thereof, and (z) comply with all of the following provisions:

(i)      If, following the date hereof there has been announced a change in Commission policy with respect to exchange offers such as the Exchange Offer, that in the reasonable opinion of counsel to the Company raises a substantial question as to whether any Exchange Offer is permitted by applicable federal law, the Company hereby agrees to seek a no-action letter or other favorable decision from the Commission allowing the Company to Consummate such Exchange Offer for such Transfer Restricted Securities.  The Company agrees to pursue the issuance of such a decision to the Commission staff.  In connection with the foregoing, the Company agrees, to take all such other actions as may be requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation (A) participating in telephonic conferences with the Commission and (B) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted.

(ii)     As a condition to its participation in the Exchange Offer, each Holder of Transfer Restricted Securities (including, without limitation, any Holder who is a Broker-Dealer) shall furnish, upon the request of the Company, prior to the Consummation of the applicable Exchange Offer, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the related Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (C) it is acquiring the Exchange Notes in its ordinary course of business.  Each Holder using an Exchange Offer to participate in a distribution of the Exchange Notes shall acknowledge and agree that, if the resales are of Exchange Notes obtained by such Holder in exchange for Notes acquired by such Holder directly from the Company or an Affiliate thereof, it (1) could not, under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988) and Morgan Stanley and Co., Inc. (available June 5, 1991), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K or any successor provisions.

(iii)    Prior to effectiveness of each Exchange Offer Registration Statement, the Company shall provide a supplemental letter to the Commission (A) stating that the Company is registering the related Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988) and Morgan Stanley and Co., Inc. (available June 5, 1991), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and, if applicable, any no-action letter obtained pursuant to clause (i) above, (B) including a representation that neither the Company nor any Guarantor has entered into any arrangement or understanding with any Person to distribute the Exchange Notes to be received in the Exchange Offer and that, to the best of the Company’s information and belief, each Holder participating in the Exchange Offer is acquiring the Exchange Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes received in the Exchange Offer and (C) any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (i) above, if applicable.

(b)           Shelf Registration Statement.  In connection with each Shelf Registration Statement, the Company shall: (i) comply with all the provisions of Section 6(c) below and shall use its reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company will prepare and file with the Commission, a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof and (ii) issue, upon the request of any Holder or purchaser of Notes covered by any Shelf Registration Statement contemplated by this Agreement, Exchange Notes having an aggregate principal amount equal to the aggregate principal amount of Notes sold pursuant to the Shelf Registration Statement and surrendered to the Company for cancellation; the Company shall register Exchange Notes on the Shelf Registration Statement for this purpose and issue the Exchange Notes to the purchasers of securities subject to the Shelf Registration Statement in the names as such purchasers shall designate.

(c)           General Provisions.  In connection with any Registration Statement and any related Prospectus required by this Agreement, the Company shall:

(i)            use its reasonable best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 of this Agreement, as applicable.  Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement, curing such defect, and if Commission review is required, use its reasonable best efforts to cause such amendment to be declared effective as soon as reasonably practicable;

(ii)           prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as the case may be; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iii)          advise the underwriters, if any and each selling Holder promptly, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, and (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in any Registration Statement, any Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in any Registration Statement or any Prospectus in order to make the statements therein not misleading, or that requires the making of any additions to or changes in any Prospectus in order to make the statements therein in the light of the circumstances under which they were made, not misleading.  If at any time the Commission shall issue any stop order suspending the effectiveness of any Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(iv)          furnish to each of the underwriters, if any, in connection with such exchange or sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such underwriter(s), if any, in connection with such sale, if any, for a period of at least three (3) Business Days, and the Company shall use its reasonable best efforts to reflect in any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) such comments as the underwriters, if any, reasonably propose;

(v)           make available, at reasonable times, for inspection by any underwriter, if any, participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by any of such underwriters, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such underwriter, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness;

(vi)          cause the Transfer Restricted Securities covered by each Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Notes covered thereby;

(vii)         furnish to each of the underwriter(s) (and upon request, any selling Holder), if any, in connection with such exchange or sale, without charge, at least one copy of each Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

(viii)        deliver to each selling Holder and each of the underwriters, if any, without charge, as many copies of each Prospectus (including each preliminary prospectus) included with a Shelf Registration Statement and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use (in accordance with applicable law) of the Prospectus included with a Shelf Registration Statement and any amendment or supplement thereto by each selling Holder and each underwriter, if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by each Prospectus or any amendment or supplement thereto;

(ix)           upon the request of any selling Holder, enter into such agreements (including underwriting agreements), and make such representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Shelf Registration Statement contemplated by this Agreement, as may be requested by any selling Holder in connection with any sale or resale pursuant to any Shelf Registration Statement.  In such connection, the Company shall:

(A)          upon request of the underwriters, if any, furnish to each such requesting underwriter, in such substance and scope as they may request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the effectiveness of each Shelf Registration Statement, as the case may be:

(1)           a certificate, dated such date signed on behalf of the Company by (x) the President or any Vice President of the Company and (y) a principal financial or accounting officer of the Company, confirming, as of the date thereof, that the representations and warranties of the Company contained in any such underwriting agreement (which shall be of the same tenor as the representations and warranties contained in the Purchase Agreement, excluding Sections 2(a) (which shall reference the related Registration Statement and Prospectus instead of the Offering Memorandum) and (v)) qualified as to materiality are true and correct, and those not so qualified are true and correct in all material respects, in each case, as of the date hereof, and confirming such other matters as such parties may reasonably request;

(2)           an opinion, dated the date of effectiveness of each Shelf Registration Statement, as the case may be, of counsel for the Company, similar to the form set forth in Schedule IV-A to the Purchase Agreement, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, the Purchaser’s representatives and the Purchaser’s counsel in connection with the preparation of such Shelf Registration Statement and the related Prospectus and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing (relying as to materiality to the extent such counsel deems appropriate upon the statements of officers and other representatives of the Company and without independent check or verification), no facts came to such counsel’s attention that caused such counsel to believe that the applicable Shelf Registration Statement, at the time such Shelf Registration Statement or any post-effective amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the related Prospectus contained in such Shelf Registration Statement as of its date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Shelf Registration Statement contemplated by this Agreement or the related Prospectus; and

(3)           a customary comfort letter, dated as of the date of effectiveness of each Shelf Registration Statement, as the case may be, from the Company’s independent registered public accounting firm, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with primary underwritten offerings; and

(B)           deliver such other documents and certificates as may be reasonably requested by the underwriters, if any, to evidence compliance with the matters covered in clause (A) above and with any customary conditions contained in any agreement or other agreement entered into by the Company pursuant to this clause (ix), if any.

If at any time the representations and warranties of the Company contemplated in clause (A)(1) above cease to be true and correct, the Company shall so advise the Purchaser and the underwriter(s), if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;

(x)            prior to any public offering of Transfer Restricted Securities, cooperate with, the underwriters, if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the underwriters may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to any Registration Statement, in any jurisdiction where it is not now so subject;

(xi)           shall issue, upon the request of any Holder of Notes covered by each Shelf Registration Statement, Exchange Notes, having an aggregate principal amount equal to the aggregate principal amount of Notes surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Exchange Notes to be registered in the name of such Holder or in the name of the purchaser(s) of such Notes or Exchange Notes, as the case may be; in return, the Notes held by such Holder shall be surrendered to the Company for cancellation;

(xii)          in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the Holders and the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and in such names as the selling Holders or the underwriters, if any, may request at least five (5) Business Days prior to any such sale of Transfer Restricted Securities;

(xiii)         use its reasonable best efforts to cause the disposition of the Transfer Restricted Securities covered by each Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the underwriters, if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (x) above;

(xiv)         subject to Section 6(c)(i), if any fact or event contemplated by Section 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to each Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, not misleading;

(xv)          provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indentures with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depositary Trust Company;

(xvi)         cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter, if any, (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of FINRA, and use its reasonable best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Securities to consummate the disposition of such Transfer Restricted Securities;

(xvii)        otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any Registration Statement, as soon as reasonably practicable, a consolidated earning statement meeting the requirements of Rule 158 under the Securities Act (which need not be audited) covering a twelve-month period, beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Securities Act);

(xviii)       cause the Indentures to be qualified under the TIA not later than the effective date of the Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders to effect such changes to the Indentures as may be required for the Indentures to be so qualified in accordance with the terms of the TIA; and execute, and use its reasonable best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indentures to be so qualified in a timely manner; and

(xix)         cause all Transfer Restricted Securities covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed if requested by the Holders of a majority in aggregate principal amount of Notes or the managing underwriters, if any;

(d)           Restrictions on Holders.  Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referenced to in Section 6(c)(iii)(D) or any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof (in each case, a “Suspension Notice”), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xiv) hereof, or (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the “Recommencement Date”).  Each Holder receiving a Suspension Notice hereby agrees that it will either (i) destroy any Prospectuses, other than permanent file copies then in such Holder’s possession which have been replaced by the Company with more recently dated Prospectuses, or (ii) will deliver to the

Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such Suspension Notice.  The time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the date of the Recommencement Date.

SECTION 7.         REGISTRATION EXPENSES

The Company agrees to pay all out-of-pocket costs and expenses reasonably incurred by the Issuers in connection with the registration of the Exchange Notes, including (i) Commission filing fees; (ii) costs of printing or word processing or other production of documents incurred in connection with the exchange offer; (iii) fees and expenses of the Trustee, and any transfer or exchange agent; (iv) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (v) all application and filing fees in connection with listing Exchange Notes on a national securities exchange automated quotation system pursuant to the requirements hereof; and (vi) all expenses of printing (including printing certificates for the Exchange Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone.

The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

SECTION 8.         INDEMNIFICATION

(a)           The Company and the Guarantors agree to indemnify and hold harmless (i) each Holder and (ii) each Person, if any, who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (any of the persons referred to in this clause (ii) being hereinafter referred to as a “controlling person”) and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limitation, any legal or other expenses incurred in connection with, investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus, Prospectus (or any amendment or supplement thereto) or any Free Writing Prospectus used in violation of this Agreement or any “issuer information” (“Issuer Information”) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, provided by the Company to any Holder or any prospective purchaser of Exchange Notes or registered Notes or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities, judgments, actions or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to such Holder furnished in writing to the Company by such Holder.

(b)           The Company may require, as a condition to including any Transfer Restricted Securities held by any Holder in a Registration Statement, that the Company shall have received an undertaking reasonably satisfactory to it from such Holder that such Holder agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors, and their respective directors and officers, and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company or the Guarantors, as the case may be, to the same extent as the foregoing indemnity from the Company set forth in Section 8(a) above, but only with reference to information relating to such Holder furnished in writing to the Company by such Holder expressly for use in any Registration Statement.  In no event shall any Holder, its directors, officers, or any person who controls such Holder be liable or responsible for any amount in excess of the amount by which the entire amount received by such Holder with respect to its sale of the Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages that such Holder, its directors, officers or any Person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

(c)           In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the “Indemnified Party”), the Indemnified party shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), a Holder shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Holder).  Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the employment of such counsel shall have been specifically authorized in writing by the Indemnifying Party, (ii) the Indemnifying Party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume the defense of such action on behalf of the Indemnified Party).  In any such case, the Indemnifying Party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by a majority of the Holders, in the case of the parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b).  The Indemnifying Party shall indemnify and hold harmless the Indemnified Party from and against any and all losses, claims, damages, liabilities, judgments and expenses by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty (20) Business Days after the Indemnifying Party shall have received a request from the Indemnified Party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the Indemnifying Party) and, prior to the date of such settlement, the Indemnifying Party shall have failed to comply with such reimbursement request.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the Indemnified Party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the Indemnified Party, unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the Indemnified Party.

(d)           To the extent that the indemnification provided for in this Section 8 is unavailable to an Indemnified Party under Section 8(a) or Section 8(b) hereof in respect of any losses, claims, damages, liabilities, judgments or expenses referred to therein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities, judgments or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Holders, on the other hand, from their sale of Transfer Restricted Securities or (ii) if the allocation provided by clause 8(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company, on the one hand, and of the Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, judgments or expenses, as well as any other relevant equitable considerations.  The relative fault of the Company, on the one hand, and of the Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by such Holder, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Guarantors and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities, judgments or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim including any action that could have given rise to such losses, claims, damages, liabilities, judgments or expenses.  Notwithstanding the provisions of this Section 8, no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Holders’ obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Transfer Restricted Securities held by each Holder hereunder and not joint.

SECTION 9.         Rule 144 and RULE 144A

The Company hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to such Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A, and (ii) is subject to Section 13 or 15(d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.  For purposes of this Section 9, “Transfer Restricted Securities” shall exclude any Notes that may be sold to the public in accordance with Rule 144 under the Securities Act by a person that is not an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company where no conditions of Rule 144 are then applicable (other than the holding period requirement in paragraph (d)(1)(ii) of Rule 144 so long as such holding period requirement is satisfied at such time of determination).

SECTION 10.       PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

SECTION 11.       SELECTION OF UNDERWRITERS

The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering.  In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided that such investment bankers and managers must be reasonably satisfactory to the Company.

SECTION 12.       MISCELLANEOUS

(a)           Remedies.  The Company and the Guarantors acknowledge and agree that any failure by the Company to comply with its obligations under Sections 3 and 4 hereof may result in material irreparable injury to the Purchaser or Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Purchaser or any Holder may obtain such relief as may be required to specifically enforce the Company’s obligations under Sections 3 and 4 hereof.  The Company and the Guarantors further agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b)           No Inconsistent Agreements.  The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.  The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s securities under any agreement in effect on the date hereof.

(c)           Adjustments Affecting the Notes or Exchange Notes.  The Company will not take any action, or permit any change to occur, with respect to the Notes or the Exchange Notes that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

(d)           Amendments and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 5 hereof and this Section 12(d)(i), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Company or its Affiliates).  Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose Transfer Restricted Securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such Exchange Offer.

(e)           Third Party Beneficiary.  The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Purchaser, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

(f)            Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

(i)      if to a Holder, at the address set forth on the records of the Registrar under the Indentures, with a copy to the Registrar under the Indentures and a copy in like manner to the Purchaser as follows:

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York  10005
Facsimile No.:  (646) 324-7554
Attention:  High Yield Debt Syndicate Desk, 3rd Floor

With copies to:

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York  10005

Attention: General Counsel, 36th Floor

and

Cahill Gordon & Reindel LLP
80 Pine Street
New York, New York  10005
Facsimile No.:  (212) 269-5420
Attention: Luis Penalver, Esq.

(ii)     if to the Company or the Guarantors:

EH Holding Corporation
100 Inverness Terrace East
Englewood, Colorado 80112
Telecopier No.:  (303) 723-1699
Attention:  R. Stanton Dodge, Esq.

With a copy to:

Sullivan & Cromwell LLP
1870 Embarcadero Road
Palo Alto, California 94303
Telecopier No.:  (650) 461-5700
Attention:  Sarah Payne, Esq.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indentures.

(g)           Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders; provided, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Indentures.  If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

(h)           Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(i)            Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(j)            Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK.  EACH OF THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

(k)           Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(l)            Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

EH HOLDING CORPORATION

By:	/s Michael T. Dugan
Name: Michael T. Dugan
Title: President and Chief Executive Officer

[Registration Rights Agreement]

ECHOSTAR 77 CORPORATION
ECHOSTAR SATELLITE SERVICES L.L.C.
ECHOSTAR ORBITAL L.L.C.
ECHOSTAR GOVERNMENT SERVICES L.L.C.
ECHOSTAR SATELLITE OPERATING CORPORATION,
as Guarantors

By:	/s/ Michael T. Dugan
Name: Michael T. Dugan
Title: President and Chief Executive Officer

[Registration Rights Agreement]

BY:	DEUTSCHE BANK SECURITIES INC.

By:	/s/ Scott Sartorius
Name: Scott Sartorius
Title: Managing Director

By:	/s/ Alexandra Barth
Name: Alexandra Barth
Title: Managing Director

[Registration Rights Agreement]

EXHIBIT A

Joinder Agreement

EH Holding Corporation

$1,100,000,000 of 6 1/2% Senior Secured Notes due 2019

$900,000,000 of 75/2% Senior Notes due 2021

WHEREAS, EH Holding Corporation, a Colorado corporation (the “Company”), the guarantors party thereto (the “Guarantors”) and Deutsche Bank Securities Inc. (the “Purchaser”) heretofore executed and delivered a Registration Rights Agreement, dated June 1, 2011 (the “Registration Rights Agreement”), providing for the registration of notes substantially similar to the Notes (as defined therein); and

WHEREAS, as a condition to the release of the proceeds from the sale of the Notes from escrow, Hughes Communications, Inc., a Delaware corporation (“Hughes”) and the subsidiaries of Hughes listed on the signature page hereto (collectively, the “Subsidiary Guarantors”), originally not a party thereto, have agreed to join in the Registration Rights Agreement on the Merger Date (as defined in the Purchase Agreement).

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Rights Agreement.

NOW, THEREFORE, Hughes and each Subsidiary Guarantor hereby agree for the benefit of the Purchaser, as follows:

1.             Joinder.  Each of the undersigned hereby acknowledges that it has received and reviewed a copy of the Registration Rights Agreement and all other documents it deems fit to enter into this Joinder Agreement (this “Joinder Agreement”), and acknowledges and agrees to (i) join and become a party to the Registration Rights Agreement as indicated by its signature below; (ii) be bound by all covenants, agreements, representations, warranties and acknowledgments applicable to a Guarantor in the Registration Rights Agreement as if made by, and with respect to, each signatory hereto as of the date of the Registration Rights Agreement; and (iii) perform all obligations and duties required and be entitled to all the benefits of a Guarantor pursuant to the Registration Rights Agreement.

2.             Due Authorization, Execution and Delivery.  Each of Hughes and the Subsidiary Guarantors hereby represents and warrants to and agrees with the Purchaser that this Joinder Agreement has been duly authorized, executed and delivered by each of them.

3.             Counterparts.  This Joinder Agreement may be executed in various counterparts (which may be delivered in original form or facsimile or “pdf” file thereof) that together shall constitute one and the same instrument.

4.             Amendments.  No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties to the Registration Rights Agreement.

Exhibit A-1

5.             Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

6.             CONSTRUCTION.  THE VALIDITY AND INTERPRETATION OF THIS JOINDER AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW

[Intentionally Blank]

Exhibit A-2

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement this      day of     , 2011.

HUGHES COMMUNICATIONS, INC.

By:
Name:
Title:

SUBSIDIARY GUARANTORS

HNS FINANCE CORP.
HUGHES NETWORK SYSTEMS INTERNATIONAL SERVICE COMPANY
HNS-INDIA VSAT, INC.
HNS-SHANGHAI, INC.
HUGHES NETWORK SYSTEMS, LLC
ADVANCED SATELLITE RESEARCH, LLC
HNS REAL ESTATE, LLC
HNS LICENSE SUB, LLC
HELIUS, LLC
HELIUS ACQUISITION, LLC

By:
Name:
Title:

Exhibit A-3

Accepted: , 2011

DEUTSCHE BANK SECURITIES INC.

By:
Name:
Title:

By:
Name:
Title:

Exhibit A-4